As filed with the Securities and Exchange Commission on June 5, 2024

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TTEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1291044 (I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 100N

Greenwood Village, Colorado 80111

(303) 397-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

TTEC Holdings, Inc. Amended and Restated 2020 Equity Incentive Plan

(Full Title of Plan)

Margaret B. McLean

General Counsel & Secretary

TTEC Holdings, Inc.

6312 S. Fiddler’s Green Circle, Suite 100N

Greenwood Village, Colorado 80111

(303) 397-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John A. Elofson

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

(303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 4,500,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which are reserved for issuance under the Company’s Amended and Restated 2020 Equity Incentive Plan, as amended (the “Plan”).

On February 21, 2024, the Company’s Board of Directors approved an amendment to increase the number of shares of Common Stock available for issuance under the Plan by 4,500,000 shares. The amendment was approved by the Company’s stockholders at the 2024 Annual Meeting of Stockholders that was held on May 22, 2024.

On June 8, 2020, the Company filed Registration Statement on Form S-8 (File No. 333-239003) with the Commission to register 4,000,000 shares of Common Stock under the Plan (the “Prior Registration Statement”). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents thereof.

As used in this Registration Statement, the term “Company” or “Registrant” refers to TTEC Holdings and its subsidiaries.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to the participants in the Plan as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Those documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed with the Commission by the Registrant and are hereby incorporated in this Registration Statement by reference, excluding any disclosures therein that have been furnished and not filed:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 10, 2024;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 5, 2024, February 15, 2024, March 1, 2024, May 9, 2024 and May 28, 2024; and

•	The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on July 19, 1996, as amended by the description of the Registrant’s Common Stock included in Exhibit 4.01 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and shall be a part hereof from the respective dates of filing such documents (other than any portions of such documents that are deemed furnished under applicable Commission rules rather than filed).

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description	Incorporated Herein by Reference
		Form	Exhibit	Filing Date
3.01	Restated Certificate of incorporation of TeleTech holdings, Inc. filed with the State of Delaware on August 1, 1996	S-1/A	3.01	7/5/1996

3.03	Certificate of Amendment of Incorporation of TTEC Holdings, Inc. (reflecting name change) with an effective date of January 1, 2018	8-K	3.03	1/9/2018

3.04	Amended and Restated Bylaws of TTEC Holdings, Inc. (incorporated by reference as Exhibit 3.04 to the Registrant’s Current Report on Form 8-K filed on May 30, 2024)	8-K	3.04	1/9/2018

5.01*	Opinion of Davis Graham & Stubbs LLP

10.07*	TTEC Holdings, Inc. Amended and Restated 2020 Equity Incentive Plan as amended on May 22, 2024

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.01)

24.1*	Power of Attorney (included on the signature page hereto)

107*	Filing Fee Table

* Filed or furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 3, 2024.

TTEC Holdings, Inc.

By:	/s/ KENNETH R. WAGERS, III
Kenneth R. Wagers, III
Chief Financial Officer

POWER OF ATTORNEY

The undersigned directors and officers of TTEC Holdings, Inc. hereby constitute and appoint Kenneth D. Tuchman, Francois Bourret and Margaret B. McLean, and each of them, each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto and all other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Registration Statement has been signed below on June 3, 2024, by the following persons on behalf of the registrant and in the capacities indicated:

Signature	Title

/s/ KENNETH D. TUCHMAN	PRINCIPAL EXECUTIVE OFFICER Chief Executive Officer and Chairman of the Board
Kenneth D. Tuchman

/s/ KENNETH R. WAGERS, III	PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER Chief Financial Officer
Kenneth R. Wagers, III

*	DIRECTOR
Steven J. Anenen

*	DIRECTOR
Tracy L. Bahl

*	DIRECTOR
Gregory A. Conley

*	DIRECTOR
Robert N. Frerichs

*	DIRECTOR
Marc L. Holtzman

*	DIRECTOR
Gina Loften

*	DIRECTOR
Ekta Singh-Bushell

 *By /s/ Francois Bourret under Power of Attorney.